EXHIBIT 99.2

               Category 5 Technologies, Inc. Director Option Plan



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                          Category 5 Technologies, Inc.

                            2001 Director Option Plan



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                                TABLE OF CONTENTS

                                                                            Page

PURPOSES OF THE PLAN........................................................  1

DEFINITIONS.................................................................  1

STOCK SUBJECT TO THE PLAN...................................................  2

ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN......................  2
         Procedure for Grants...............................................  2

ELIGIBILITY.................................................................  4

TERM OF PLAN................................................................  4

FORM OF CONSIDERATION.......................................................  4

EXERCISE OF OPTION..........................................................  5
         Procedure for Exercise: Rights as a Shareholder....................  5
         Rule 16b-3.........................................................  5
         Termination of Continuous Status as a Director.....................  5
         Disability of Optionee.............................................  6
         Death of Optionee..................................................  6

NON-TRANSFERABILITY OF OPTIONS..............................................  6

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER
         OR ASSET SALE......................................................  6
         Changes in Capitalization..........................................  6
         Dissolution or Liquidation.........................................  7
         Merger or Asset Sale...............................................  7

AMENDMENT AND TERMINATION OF THE PLAN.......................................  7
         Amendment and Termination..........................................  7
         Effect of Amendment or Termination.................................  7

TIME OF GRANTING OPTIONS....................................................  7

CONDITIONS UPON ISSUANCE OF SHARES..........................................  7

RESERVATION OF SHARES.......................................................  8

OPTION AGREEMENT............................................................  8

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SHAREHOLDER APPROVAL.......................................................  8

GOVERNING LAW..............................................................  8


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                          Category 5 Technologies, Inc.

                            2001 DIRECTOR OPTION PLAN


         1. PURPOSES OF THE PLAN. The purposes of this 2001 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of Category 5 Technologies, Inc. (the "Company"), to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

         All options granted hereunder shall be "non-statutory stock options."

         2. DEFINITIONS. As used herein, the following definitions shall apply:

              (a) "Board" means the Board of Directors of the Company;

              (b) "Code" means the Internal Revenue Code of 1986, as amended;

              (c) "Common Stock" means the Common Stock of the Company;

              (d) "Company" means Category 5 Technologies, Inc.;

              (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director;

              (f) "Director" means a member of the Board;

              (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company;

              (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

              (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on

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              the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                     (ii) If the Common Stock is quoted on the Nasdaq System
              (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                     (iii) In the absence of an established market for the
              Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

              (j) "Option" means a stock option granted pursuant to the Plan;

              (k) "Optioned Stock" means the Common Stock subject to an Option

              (l) "Optionee" means an Outside Director who receives an Option;

              (m) "Outside Director" means a Director who is not an Employee;

              (n) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code;

              (o) "Plan" means this 2001 Director Option Plan;

              (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan;

              (q) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986;

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million ([1,000,000]) Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

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         4. ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

         (a) Procedure for Grants. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

              (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors;

              (ii) Each new Outside Director elected or appointed after __________, 2001, and who was not an existing Director on the effective date of the Plan, shall be automatically granted an Option to purchase five thousand (5,000) Shares on January 1 of each year, (if on such date, he shall have served on the Board for at least six (6) months). (The Options described in this subparagraph (ii) shall be referred to as the "Option")

              (iii) Notwithstanding the above provisions, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with
         Section 16 hereof;

              (iv) The terms of an Option granted hereunder shall be as follows:

                     (1) the term of the Option shall be ten (10) years;

                     (2) the Option shall be exercisable only while the Outside
              Director remains a Director of the Company, except as set forth in
              Section 8 hereof;

                     (3) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option;

                     (4) the Option shall be fully exercisable upon the six (6)
              month anniversary of receipt.

              (v) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.


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         5. ELIGIBILITY. Options may be granted only to Outside Directors. All
Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

         The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

         6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

         7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) delivery of a property executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

         8. EXERCISE OF OPTION.

         (a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained;

         An Option may not be exercised for a fraction of a Share;

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will



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be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan;

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions;

         (c) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate;

         (d) Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate;

         (e) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

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         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR
             ASSET SALE.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option;

         (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action;

         (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty
(30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

         11 AMENDMENT AND TERMINATION OF THE PLAN.

         (a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his

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or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required;

         (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         12 TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         13 CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14 RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         15 OPTION AGREEMENT. Options shall be evidenced by written option agreements in the form of the Option Agreement attached as Exhibit A.

         16 SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual or special meeting of shareholders held subsequent to the granting of an Option hereunder or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote thereon. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

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         17 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.

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                          CATEGORY 5 TECHNOLOGIES, INC.
                      DIRECTOR OPTION PLAN OPTION AGREEMENT


         This Option Agreement ("Agreement") is made and entered into by and between Category 5 Technologies, Inc., a Nevada corporation (the "Company") and _________ ("Director"), as of the ____ day of ________, 2001 (the "Grant Date").


                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company (the "Board") had adopted Category 5 Technologies, Inc. 2001 Director Option Plan (the "Plan"), a copy of which is attached as Exhibit A, to encourage ownership in the Company by outside directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as outside directors and to provide those individuals with an incentive to continue to work for the best interests of the Company and its shareholders;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the Company and Director agree as follows:

         1 Definitions. To the extent not specifically provided herein, all capitalized terms used in this Agreement will have the same meanings ascribed to them in the Plan.

         2 Option Award.

              (a) Grant of Award. The Company hereby awards to Director, as of _______, 2001, an option to purchase Five Thousand (5,000) shares of the Company's common stock, par value $.001 per share (the "Option") at an exercise price of $7.375 per share (the "Exercise Price").

              (b) Restriction on Exercise. In accordance with Section 4 of the Plan, Director may not exercise this Option until the six (6) month anniversary of receipt.

              (c) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit B) which shall state the election to exercise the Option and the number of shares in respect of which the Option is being exercised. Such written notice shall be signed by the Director and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

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              No shares  will be issued  pursuant  to the  exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the shares may then be listed. Assuming such compliance, for income tax purposes the shares shall be considered transferred to the Director on the date on which the Option is exercised with respect to such shares.

         3 Incorporation of Plan. Director understands and agrees that the Plan is hereby incorporated into this Agreement as if set forth fully herein and this Agreement is, at all times, subject to the terms and conditions of the Plan.

         4 Governing Law. This Agreement shall be interpreted and administered under the laws of the State of North Carolina.

         5 Amendments. This Agreement may be amended only by a written agreement executed by the Company and Director, provided that, the Company may amend this Agreement without the consent of Director to the extent that such amendment is required by applicable federal or state securities laws.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has hereunto set his hand as of the date set forth above.

                                      CATEGORY 5 TECHNOLOGIES, INC.


                                      By:      ________________________________
                                      Its:     ________________________________


                                      _________________________________________
                                      Director

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                                    EXHIBIT A

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                                    EXHIBIT B

                              DIRECTOR OPTION PLAN

                                 EXERCISE NOTICE


Category 5 Technologies, Inc.
4501 South Wasatch Boulevard, Suite 370
Salt Lake City, Utah  84124
Attention: Chief Financial Officer

         1. EXERCISE OF OPTION. Effective as of today, _________, 20__, the undersigned ("Optionee") hereby elects to exercise Optionee's option (the "Option") to purchase ____ shares of the Common Stock (the "Shares") of Category 5 Technologies, Inc. (the "Company") under and pursuant to the Category 5 Technologies, Inc. 2001 Director Option Plan (the "Plan") and the Director Option Plan Option Agreement dated _______, 2001 (the "Option Agreement").

         2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         3. RIGHTS AS A SHAREHOLDER. Until the stock certificate evidencing such shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

         4. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         5. RESTRICTIVE LEGEND. Optionee understands and agrees that in the event the Shares are not registered, the Company shall cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IN

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              THE OPINION OF COUNSEL IN FORM AND SUBSTANCE  SATISFACTORY  TO THE
              ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         6. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

         7. ENTIRE AGREEMENT. The Plan and Option Agreement are incorporated herein by reference. This Notice, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


Submitted by:                               Accepted by:

OPTIONEE                                    Category 5 Technologies, Inc.



                                            By: _______________________________
_________________________________           Its: _______________________________
   (Signature)

Address:                                    Address:
--------                                    --------

_________________________________           __________________________________
_________________________________           __________________________________


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